                                                                   EXHIBIT 10.18

SUMMARY OF DIRECTOR COMPENSATION


The compensation of the non-employee members of the Board of Directors is as follows:

COMPENSATION                                                               AMOUNT
----------------------------------------------------   --------------------------------------------------
Annual retainer                                                          $   20,000
Additional compensation:
Fee per Board Meeting                                                         2,000
Annual fee for Chairperson of Nominating and                                  5,000
Corporate Governance Committee
Annual fee for Chairperson of Compensation Committee                         15,000
Annual fee for Chairperson of Audit Committee                                25,000

Committee meetings and telephonic meetings of the      No additional fee (part of annual retainer)
Board

Initial stock option grant for a new Director          10,000 shares of common stock to be granted
                                                       on the date of election. These options vest
                                                       in three equal annual installments and have
                                                       an exercise price equal to the closing price
                                                       of our common stock on the NYSE on the date
                                                       of grant.

Annual stock option grant                              5,000 shares of common stock to be granted on
                                                       the date of each Annual Meeting. These options
                                                       vest in three equal annual installments and have
                                                       an exercise price equal to the closing price of
                                                       our common stock on the NYSE on the date of grant.


     The compensation of our non-employee directors is determined on an approximate 52-week period (the "Annual Directors Term") that runs from annual meeting date to annual meeting date rather than on a calendar year. A director may elect to receive his or her annual fee or meeting attendance fees for an Annual Directors Term in the form of shares of common stock in lieu of cash payments. If a director elects to receive shares of common stock in lieu of cash as payment for the annual fee or meeting attendance fees, the number of shares to be received by the director will be determined by dividing the dollar value of the annual fee or the meeting attendance fees owed by the closing price of our common stock as reported on the NYSE on the last day of the Annual Directors Term.

     Directors generally make their elections as to the form of compensation for his or her annual fee or meeting attendance fees in July of each year and such election is valid for the Annual Directors Term beginning in the calendar year in which the election is made.

     Non-employee directors are also eligible to receive stock options under our stock incentive plans. Directors who are officers or employees of Keane do not receive any additional compensation for their services as directors.